Citizens Financial Services, Inc. S-4/A

Exhibit 23.5

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the use of our fairness opinion included as Appendix B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of First National Bank of Fredericksburg with and into Citizens Financial Services, Inc. and to the reference to our firm’s name under the captions “General Questions About the Merger,” “Fairness Opinion of Boenning & Scattergood, Inc. as FNB’s Financial Advisor,” “Risk Factors,” “Background of the Merger,” “Recommendation of the FNB Board of Directors and FNB’s Reasons for the Merger,” “Fairness Opinion of Boenning & Scattergood, Inc. as FNB’s Financial Advisor,” and “Unaudited Prospective Financial Information” in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

/s/ Boenning & Scattergood, Inc.

West Conshohocken, Pennsylvania

September 25, 2015